UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2014

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

Amendments to Transition to Internal Management Agreement

Effective April 8, 2014, Sentio Healthcare Properties, Inc. (the “Company,” “we” or “us”), Sentio Healthcare Properties OP, L.P. (our “Operating Partnership”), Sentinel RE Investment Holdings, LP, an affiliate of Kohlberg Kravis Roberts & Co. (the “Investor”) and our advisor, Sentio Investments, LLC (the “Advisor”) amended the Transition to Internal Management dated February 10, 2013 to:

•	Clarify the definition of Net Asset Value as used in the agreement to incorporate an enterprise premium in the calculation of the Company’s net asset value. An enterprise premium is an estimate of the incremental value of the Company associated with the size and composition of the Company’s portfolio in light of then-current market conditions and whether the capital markets would warrant a premium for an assembled portfolio of like assets. This amendment clarifies the intention of the parties with regard to this matter and does not impact the estimated per share value of the Company’s common stock as announced on a Form 8-K filed on March 4, 2014.

•	To revise the definition of Invested Capital such that Invested Capital is not reduced if the Company repurchases shares of common stock from stockholders using proceeds from the issuance of preferred equity in the Company or the Operating Partnership.

Amendment to Securities Purchase Agreement

Effective April 8, 2014, the Company, the Operating Partnership, and the Investor amended the Securities Purchase Agreement dated February 10, 2013 to, among other things:

•	Allow the Operating Partnership to issue up to $29 million of additional Series B Convertible Preferred Units of limited partnership interest of the Operating Partnership (“Series B Preferred Units”) to the Investor for the purpose of funding a repurchase of the Company’s stock under the Tender Offer discussed in Item 8.01 of this Form 8-K.

•	Delay and potentially reduce the unused capital fee payable by the Company to the Investor during the first year of the term of the Securities Purchase Agreement, depending on the success of the Tender Offer discussed in Item 8.01 of this Form 8-K.

Item 8.01 Other Events

Tender Offer

In a tender offer filed with the SEC on April 10, 2014, we announced an offer to purchase up to $35 million of its common sotck stock at a price of $8.50 per share , net to the tendering stockholder in cash, less any applicable withholding taxes and without interest (the “Tender Offer”). The Tender Offer will close at 5PM EDT on May 23, 2014 unless extended or withdrawn.. We will fund 80% of the first $30 million of share purchases using proceeds we receive from the Investor in exchange for the sale of Series B Preferred Units by our Operating Partnership, and 20% using cash on hand. We will fund any additional amounts needed to complete this tender offer using proceeds we receive from the Investor in exchange for the sale of additional Series B Preferred Units by our Operating Partnership. A copy of the press release announcing the Tender Offer is included as Exhibit 99.1 to this Current Report on Form 8-K.

Important Information

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the Tender Offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials that we will distribute to stockholders and have filed with the SEC. Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that we have filed with the SEC at the SEC’s website at http://www.sec.gov or by calling Georgeson Inc., the information agent for the Tender Offer, at (866) 785-7395 (toll free). Questions and requests for assistance by stockholders may be directed to Georgeson Inc. at (866) 785-7395 (toll free). In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.sentiohealthcareproperties.com or by directing a request to Georgeson, Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, or by phone at (866) 785-7395 (toll free).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amendment Agreement
10.2	Amendment No. 1 to the Transition to Internal Management Agreement
10.3	Amendment No. 2 to the Transition to Internal Management Agreement
99.1	Press Release dated April 10, 2014 regarding the Commencement of the Tender Offer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: April 10, 2014	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer